Exhibit 99.4
Aggregate Statement of Principal and Interest Distributions to
Certificateholders as of December 31,2005
STRUCTURED ASSET SECURITIES CORPORATION
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2005-GEL2
Original Beginning Ending
Class Balance Balance Principal Interest Loss Balance
A 152,044,000.00 152,044,000.00 47,335,495.43 3,378,818.27 0.00 104,708,504.57
M1 6,692,000.00 6,692,000.00 0.00 185,245.07 0.00 6,692,000.00
M2 5,748,000.00 5,748,000.00 0.00 170,111.52 0.00 5,748,000.00
M3 3,603,000.00 3,603,000.00 0.00 122,633.77 0.00 3,603,000.00
M4 1,372,000.00 1,372,000.00 0.00 52,323.37 0.00 1,372,000.00
B 1,716,000.00 1,716,000.00 0.00 71,305.35 0.00 1,716,000.00
P 100.00 100.00 0.00 226,846.64 0.00 100.00
X 433,214.36 433,114.36 0.00 1,582,497.07 0.00 1,109,271.34
R 0.00 0.00 0.00 0.00 0.00 0.00